UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 21, 2006

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-09992 (Commission File Number)	04-2564110 (IRS Employer Identification No.)
160 Rio Robles
San Jose, California
95134
(Address of principal executive offices, including zip code)
(408) 875-3000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On July 24, 2006, KLA-Tencor Corporation issued a press release announcing that as a result of the on-going internal investigation relating to stock option grants previously disclosed on May 24, 2006, the Company will be unable to provide detailed GAAP or non-GAAP financials in connection with its July 27, 2006 conference call for items other than revenue and bookings for the quarter or year ended June 30, 2006. The Company also disclosed that it will not file its annual report on Form 10-K until the completion of the internal investigation and that it does not expect such investigation to be completed until after the date the Form 10-K is required to be filed.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit	Description
99.1	Press Release issued by KLA-Tencor Corporation dated July 21, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION
By:	/s/ Stuart J. Nichols
Stuart J. Nichols
Vice President and General Counsel

Date: July 26, 2006

Exhibit Index

Exhibit	Description
99.1	Press Release issued by KLA-Tencor Corporation dated July 21, 2006.